SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                   -------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                 April 27, 2001
                    ----------------------------------------


                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                                1-8002                        04-2209186
(State or other jurisdiction of    (Commission File             (I.R.S. Employer
incorporation or organization)            Number)                 Identification
                                                                         Number)

81 Wyman Street, P.O. Box 9046
Waltham, Massachusetts                                                02454-9046
(Address of principal executive offices)                              (Zip Code)



                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

     This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Risk Factors" in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000. These include risks and uncertainties relating to: integration of the company's instrument businesses, the ability to improve internal growth, liquidity and prospective performance of the subsidiaries to be spun off, the company's guarantee of obligations of the subsidiaries to be spun off, the effect of exchange rate fluctuations on international operations, potential impairment of goodwill, the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, the effect of changes in governmental regulations, and dependence on customers' capital spending policies and government funding policies.

Item 5. Other Events

     On April 26, 2001, the Registrant issued a press release, attached hereto as Exhibit 99, regarding its financial results for the quarter ended March 31, 2001.

Item 7.  Financial  Statements,  Pro Forma  Financial  Information  and Exhibits

          (a)  Financial Statements of Business Acquired: Not applicable.

          (b)  Pro Forma Financial Information: Not applicable.

          (c)  Exhibits

               99   Press Release dated April 26, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 15th day of May, 2001.


                                   THERMO ELECTRON CORPORATION


                                   By:    /s/ Theo Melas-Kyriazi
                                          ------------------------------------
                                          Theo Melas-Kyriazi
                                          Vice President and Chief Financial
                                          Officer

                  Thermo Electron Reports Cash EPS of $.21 and
                      Internal Revenue Growth of 14 Percent

WALTHAM, Mass., April 26, 2001 - Thermo Electron Corporation (NYSE:TMO) today reported that diluted cash operating EPS rose 31 percent to $.21 for the first quarter of 2001, up from $.16 in the year-ago period. Internal revenue growth was 14 percent, excluding unfavorable foreign currency effects of 4 percent. First quarter cash operating margins rose to 10.9 percent from 10.5 percent.*

     "Once again, we have delivered strong organic revenue and earnings growth, even as market conditions have become more challenging," said Richard F. Syron, chairman and chief executive officer of Thermo Electron. "We have a lot of momentum coming out of last month's successful Pittcon tradeshow, where we received significant attention from customers and competitors alike for our unified branding strategy and new-product introductions. And we are focused squarely on serving our customers better by continuing to integrate the businesses. For example, we have embarked upon an intensive review of our real estate holdings around the world to combine locations. One benefit is to reduce costs and improve our operating margins. Another is to make it easier for our employees to collaborate, which, in turn, will enable us to be ever more responsive to our customers' needs."

     Commenting on economic and market conditions and prospects, Mr. Syron said, "We had another solid quarter. While there are uncertainties in the global economy, we are maintaining our targets of 8 percent top-line growth and $1.00 cash operating EPS for the year. We believe our spectrum of instrument technologies, products, and service offerings is a natural hedge against a slowdown in any particular industry. However, we are keeping a watchful eye on developments in the markets we serve and are taking swift action to adjust our spending plans in those businesses that are adversely affected. That said, we are not sacrificing our investments in opportunities that will lead to future growth."

     The company's revenues for the quarter were $573 million, compared with $577 million in 2000. Comparative results were affected by the inclusion in 2000 of businesses subsequently sold, and, to a lesser extent, foreign currency effects. These decreases were substantially offset by internal sales growth. In its discontinued operations, the company recorded a $66 million aftertax charge, representing a decline in the market value of the Thoratec Corporation shares that Thermo Electron received from the sale of Thermo Cardiosystems. This resulted in a net loss of $45 million for the quarter.

Life  Sciences

Internal revenue growth for the Life Sciences sector was 12 percent for the first quarter, with revenues of $209 million. Growth was driven by strong sales of drug discovery tools, including our ion trap mass spectrometers, which increased 26 percent, as well as double-digit sales growth in sample-preparation equipment. Also contributing to sector growth were higher sales of our rapid diagnostic tests, which increased 21 percent. Cash operating income margin for the sector was 16.1 percent for the 2001 quarter, compared with 16.9 percent in 2000. Improved margins in sample-preparation equipment, biosciences, and clinical diagnostics were offset by substantial new investments in proteomics.

-------
* Cash operating EPS and cash operating margin, except where otherwise noted, exclude amortization of goodwill and intangibles, restructuring and unusual items, the results of discontinued operations, the cumulative effect of change in accounting principle, and in 2000, extraordinary item. Internal revenue growth excludes the effects of foreign currency.

Optical Technologies

Internal revenue growth for the Optical Technologies sector was 36 percent for the first quarter, with revenues of $140 million. Revenues at Spectra-Physics rose 44 percent, with growth in the balance of the sector up 31 percent. Growth drivers included strong demand for solid-state lasers used in industrial, R&D, and life sciences applications; increased sales of photonics products, particularly diffraction gratings for photolithography and fiber-optic systems; as well as increased sales of molecular beam epitaxy systems. Cash operating income margin for Optical Technologies was 9.8 percent for the 2001 quarter, compared with 9.3 percent in 2000. Margins improved significantly in our Photonics and Semiconductor divisions, offset in part by lower margins at Spectra-Physics due to heavy investments in new-product introductions.

Measurement and Control

Internal revenue growth in the Measurement and Control sector was 6 percent for the quarter, with revenues of $228 million. Growth was driven by strong sales of environmental-monitoring instruments used in emissions-trading programs and utility plant upgrades, and increased demand for natural gas flow-monitoring instruments to the energy industry. This was offset by weakness in sales of process instruments to the U.S. steel industry and the food processing market. Cash operating income margin increased substantially to 11.3 percent for the quarter, up from 9.4 percent in 2000, due to sales growth and cost-reduction measures initiated in the fall of 2000, as well as a favorable comparison resulting from the divestiture of lower-margin businesses.

                                     -more-

     Thermo Electron will hold its earnings conference call on Friday, April 27, 2001, at 11 a.m. EDT. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. A recording of this call will be available until Monday, May 7, 2001. Please call 877-519-4471 within the U.S., or 973-341-3080 outside the U.S., and enter code 2528847. At the close of business today, an audio archive will also be available on www.thermo.com under "Investors."

     Thermo Electron Corporation is a global leader in providing technology-based instruments, components, and systems that offer total solutions for markets ranging from life sciences to telecommunications to food, drug, and beverage production. The company's powerful technologies help researchers sift through data to make discoveries that will fight disease or prolong life. They allow manufacturers to fabricate ever-smaller components required to increase the speed and quality of communications. And they automatically monitor and control online production to ensure that critical quality standards are met safely and efficiently. Thermo Electron, based in Waltham, Massachusetts, reported $2.3 billion in revenues in 2000 and employed approximately 13,000 people worldwide. For more information on Thermo Electron, visit http://www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Risk Factors" in the company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000. These include risks and uncertainties relating to: integration of the company's instrument businesses, the ability to improve internal growth, liquidity and prospective performance of the subsidiaries to be spun off, the company's guarantee of obligations of the subsidiaries to be spun off, the effect of exchange rate fluctuations on international operations, potential impairment of goodwill, the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, the effect of changes in governmental regulations, and dependence on customers' capital spending policies and government funding policies.


                                     -more-

Consolidated Statement of Operations (Unaudited)


                                                                      Three Months Ended
                                                                 -----------------------------------------------------
                                                                      March 31, 2001                April 1, 2000
                                                                 -----------------------       -----------------------
(In thousands except per share amounts)                          Reported   Adjusted (a)       Reported  Adjusted (a)
----------------------------------------------------------------------------------------------------------------------

Revenues                                                         $573,089       $573,089       $576,604     $576,604
Costs and Operating Expenses:
   Cost of revenues                                               317,835        317,835        308,009      308,009
   Selling, general, and administrative expenses                  160,167        160,167        169,683      169,683
   Research and development expenses                               44,365         44,365         48,444       48,444
   Restructuring and other unusual costs (income), net             10,882              -         (7,388)           -
                                                                 --------       --------       --------     --------
                                                                  533,249        522,367        518,748      526,136
                                                                 --------       --------       --------     --------
Operating Income                                                   39,840         50,722         57,856       50,468
Interest Income                                                    18,461         18,461          9,678        9,678
Interest Expense                                                  (20,230)       (20,230)       (22,924)     (22,924)
Other Income (Expense), Net                                        (1,977)             6         (8,307)       3,374
                                                                 --------       --------       --------     --------
Income from Continuing Operations Before Provision for
  Income Taxes, Minority Interest, Extraordinary Item, and
  Cumulative Effect of Change in Accounting Principle              36,094         48,959         36,303       40,596
Provision for Income Taxes                                         14,257         19,339         16,085       16,159
Minority Interest Expense                                              18             74          5,739        5,982
                                                                 --------       --------       --------     --------
Income from Continuing Operations Before Extraordinary Item and
  Cumulative Effect of Change in Accounting Principle              21,819         29,546         14,479       18,455
Income from Discontinued Operations (net of income tax provision
  and minority interest of $1,446)                                      -              -          1,461            -
Provision for Loss on Disposal of Discontinued Operations (net of
  income tax benefit of $40,000)                                  (66,000)             -              -            -
                                                                 --------       --------       --------     --------
Income (Loss) Before Extraordinary Item and Cumulative Effect of
  Change in Accounting Principle                                  (44,181)        29,546         15,940       18,455
Extraordinary Item (net of income tax proviision of $333)               -              -            532            -
                                                                 --------       --------       --------     --------
Income (Loss) Before Cumulative Effect of Change in Accounting
  Principle                                                       (44,181)        29,546         16,472       18,455
Cumulative Effect of Change in Accounting Principle (net of income
  tax benefit and minority interest of $663 and $8,986)              (994)             -        (12,918)           -
                                                                 --------       --------       --------     --------

Net Income (Loss)                                                $(45,175)      $ 29,546       $  3,554     $ 18,455
                                                                 ========       ========       ========     ========

Earnings per Share from Continuing Operations Before Extraordinary Item and Cumulative Effect of Change in Accounting Principle:
    Basic                                                        $    .12       $    .16       $    .09     $    .12
                                                                 ========       ========       ========     ========
    Diluted                                                      $    .12       $    .16       $    .09     $    .11
                                                                 ========       ========       ========     ========

Earnings (Loss) per Share:
    Basic                                                        $   (.25)      $    .16       $    .02     $    .12
                                                                 ========       ========       ========     ========
    Diluted                                                      $   (.24)      $    .16       $    .02     $    .11
                                                                 ========       ========       ========     ========
Diluted Cash Operating Earnings per Share (b)                                   $    .21                    $    .16
                                                                                ========                    ========
Weighted Average Shares:
    Basic                                                         182,856        182,856        156,813      156,813
                                                                 ========       ========       ========     ========
    Diluted                                                       187,177        187,655        157,464      157,464
                                                                 ========       ========       ========     ========

(a) Excludes restructuring and unusual items, the cumulative effect of change in accounting principle, results of discontinued operations, and in 2000, extraordinary item.

(b)  Excludes items from (a) and amortization of goodwill and other intangibles.

Segment Data (Unaudited) (c)

                                                                        Three Months Ended
                                                                -----------------------------------
(In thousands except percentage amounts)                        March 31, 2001       April 1, 2000
---------------------------------------------------------------------------------------------------

Life Sciences
  Revenues                                                          $209,147            $190,839

  Operating Income                                                    28,016              28,206
                                                                    --------            --------
  Operating Income Margin                                              13.4%               14.8%
                                                                    --------            --------
  Cash Operating Income Margin                                         16.1%               16.9%
                                                                    --------            --------

Optical Technologies
  Revenues                                                          $139,964            $106,178

  Operating Income                                                    11,778               8,593
                                                                    --------            --------
  Operating Income Margin                                               8.4%                8.1%
                                                                    --------            --------
  Cash Operating Income Margin                                          9.8%                9.3%
                                                                    --------            --------

Measurement and Control
  Revenues                                                          $228,260            $284,175

  Operating Income                                                    21,659              22,123
                                                                    --------            --------
  Operating Income Margin                                               9.5%                7.8%
                                                                    --------            --------
  Cash Operating Income Margin                                         11.3%                9.4%
                                                                    --------            --------


(c) Operating income and operating income margins as stated exclude restructuring and unusual items. Cash operating income margins as stated exclude restructuring and unusual items, and amortization of goodwill and other intangibles.